Exhibit 99.1

SolarWinds Announces Second Quarter 2014 Results
AUSTIN, Texas - July 24, 2014 - SolarWinds® (NYSE: SWI), a leading provider of powerful and affordable IT management software, today reported results for its second quarter ended June 30, 2014.

•	Total revenue for the second quarter of $101.5 million, representing 31% year-over-year growth.

•	Combined maintenance and subscription revenue for the second quarter of $63.9 million, representing 38% year-over-year growth in recurring revenue.

•	License revenue for the second quarter of $37.6 million, representing 21% year-over-year growth.

•	GAAP diluted earnings per share of $0.18 and non-GAAP diluted earnings per share of $0.41 for the second quarter.

•	GAAP operating income of $18.2 million, or a GAAP operating margin of 18%, and non-GAAP operating income of $42.7 million, or a non-GAAP operating margin of 42% for the second quarter.

Financial Results
SolarWinds reported total revenue for the second quarter of 2014 of $101.5 million, a 31% increase over total revenue for the second quarter of 2013. Record total recurring revenue, comprised of subscription revenue of $5.8 million and maintenance revenue of $58.0 million, reached $63.9 million, increasing by 38% over the second quarter of 2013, representing 63% of total revenue. License revenue was $37.6 million for the second quarter of 2014, representing a 21% increase over license revenue for the second quarter of 2013.
On a GAAP basis, diluted earnings per share were $0.18 for the second quarter of 2014 compared to $0.30 for the second quarter of 2013. Non-GAAP diluted earnings per share were $0.41 for the second quarter of 2014, compared to $0.40 for the second quarter of 2013.
Net cash provided by operating activities was $51.0 million for the second quarter of 2014 compared to $40.7 million for the second quarter of 2013, representing a year-over-year increase of 25%.
The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until SolarWinds files its quarterly report on Form 10-Q for the period. Information about SolarWinds' use of these non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

Recent Business Highlights

"I am pleased to report that we delivered strong results in the second quarter. Total revenue for the second quarter exceeded $100 million for the first time in SolarWinds' history and we believe the progress we have made across many facets of our business has led to the improvement in the level and consistency of growth we achieved in the first half of the year," said Kevin Thompson, SolarWinds' President and Chief Executive Officer.

"We are focused on the opportunity to drive improving growth across our portfolio of network and systems management products. We are excited about the emerging opportunity to deliver SolarWinds' value proposition of powerful, easy-to-use, and affordable products to IT professionals in need of solutions to manage the performance of Cloud-based applications and their underlying, supporting infrastructure. Most importantly, we believe our ability to tie the on-premise world together with the nascent world of Cloud-based IT management for our users puts us in a good position to drive solid, long-term growth," added Thompson.
Recent SolarWinds business highlights include:

•
SolarWinds continued to build toward its holistic, application-centric vision of IT management, by continuing to focus on tighter technology integration of the company’s products such as SolarWinds Server & Application Monitor and Virtualization Manager.  As application performance becomes increasingly critical to business productivity, SolarWinds believes the new mantra for IT is moving from ensuring the basic availability of IT infrastructure to delivering critical application capabilities to end users.  Delivering visibility into the performance of the entire application stack, regardless of where that application lives - on-premise or in the Cloud - will continue to be a priority for SolarWinds while still offering IT professionals the ability to solve their individual pain points with only the products they need, when they need them.

•
In June, SolarWinds acquired Pingdom, adding website and web application performance monitoring to the list of problems the company can solve for IT professionals. Given the ever-growing importance of websites to businesses of all sizes around the world, SolarWinds believes the acquisition represents an important step towards its vision for the future of IT management while also aligning well with the company's high volume, low touch go-to-market model.  Given the timing of the acquisition late during the second quarter, Pingdom contributed only approximately $100,000 in subscription revenue during the second quarter.

•
Once again, SolarWinds was recognized by users and influencers in the IT management market through a number of honors for its product portfolio. These awards reflect the company’s vision and focus on delivering exceptional products across the application stack.  This quarter's awards included recognition as the Market Leader and overall winner for Ethernet Network Monitoring in the IT Brand Pulse Awards.  SolarWinds Network Performance Monitor also won Networking Solution of the Year in the IT Europa European IT & Software Excellence Awards, the only pan-European awards that recognizes real-world solutions.  Within systems management, SolarWinds Storage Manager was voted most preferred Storage Virtualization Solution by VirtualizationAdmin.com in their Readers’ Choice Awards while SolarWinds Server & Application Monitor was named a finalist in the Windows IT Pro Best of TechEd 2014 Awards for Systems Management and Operations.  Within security management, SolarWinds Log & Event Manager received a five-star rating from SC Magazine. Lastly, SolarWinds Database Performance Analyzer was included in Database Trends and Application Magazine's second annual DBTA 100 list for companies that matter most in data.

"We believe that this third consecutive quarter of better-than-expected results is evidence that the accelerated level of investment we have made in our business since the third quarter of last year has contributed to the underlying strength of the business,” said Jason Ream, SolarWinds’ Executive Vice President and Chief Financial Officer. “As we enter the second half of the year, we plan to continue to thoughtfully fund initiatives to improve our rate of growth while also delivering best-in-class profitability for our shareholders," added Ream.
Financial Outlook
As of July 24, 2014, SolarWinds is providing its financial outlook for its third quarter and full year of 2014. The financial information below represents forward-looking non-GAAP financial information, including an estimate of non-GAAP operating income as a percentage of revenue, and non-GAAP diluted earnings per share, for the third quarter of 2014 and for the full year 2014. These non-GAAP financial measures exclude, among other items mentioned below, stock-based compensation expense and related employer-paid payroll taxes. SolarWinds cannot reasonably estimate the expected stock-based compensation expense and related employer-paid payroll taxes for these future periods as the amounts depend upon such factors as the future price of SolarWinds' stock for purposes of computation. In addition, costs related to non-recurring items and acquisitions are not costs that SolarWinds can estimate because they are a function of what non-recurring items and acquisitions, if any, occur and the kind of costs incurred in connection with any such non-recurring items or acquisitions.
Financial Outlook for the Third Quarter of 2014
SolarWinds' management currently expects to achieve the following results for the third quarter of 2014:

•	Total revenue in the range of $109.0 to $111.5 million, or 24% to 27% growth over the third quarter of 2013.

•	Non-GAAP operating income representing 41% to 42% of revenue.

•	Non-GAAP diluted earnings per share of $0.42 to $0.44

•	Weighted average outstanding diluted shares of approximately 77.0 million.
Financial Outlook for Full Year 2014
SolarWinds' management is raising the mid-point of its previous total revenue outlook by $8.5 million and raising its view of non-GAAP operating margins. Management currently expects to achieve the following results for the full year 2014:

•
Total 2014 revenue in the range of $420.5 to $426.5 million, or 25% to 27% year-over-year growth, which includes $2.1 to $2.6 million in expected subscription revenue contribution from the Pingdom acquisition.

•	Non-GAAP operating income for the full year representing approximately 42% of revenue.

•	Non-GAAP diluted earnings per share of $1.68 to $1.72

•	Weighted average outstanding diluted shares of approximately 77.0 million.

Conference Call and Webcast
In conjunction with this announcement, SolarWinds will host a conference call today to discuss its financial results and other business at 4:00pm CT (5:00pm ET/2:00pm PT). A live webcast of the event, including any supplemental information, will be available on the SolarWinds Investor Relations website at http://ir.solarwinds.com. A live dial-in will be available domestically at 888-778-9064 and internationally at +1-913-312-1481. To access the live call, please dial in 5-10 minutes before the scheduled start time. A replay of the webcast will be available on a temporary basis shortly after the event on the SolarWinds Investor Relations website.
Forward-Looking Statements
This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding SolarWinds' financial outlook for the third quarter and full year 2014, the areas of focus and opportunity for our business, our belief that our ability to tie the on-premise world together with the nascent world of Cloud-based IT management for our users puts us in a good position to drive solid, long-term growth and our plan to continue to thoughtfully fund initiatives to improve our rate of growth while also delivering best-in-class profitability for our shareholders. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “believe,” “plan,” “will,” “expect,” “anticipate,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the inability to generate significant volumes of sales leads from Internet search engines, marketing campaigns and traffic to our websites; (b) the inability to expand our sales operations effectively; (c) the inability to increase sales to existing customers and to attract new customers; (d) SolarWinds' ability to successfully identify, complete, and integrate acquisitions; (e) the possibility that general economic conditions or uncertainty cause information technology spending to be reduced or purchasing decisions to be delayed; (f) the timing and success of new product introductions and product upgrades by SolarWinds or its competitors; (g) the presence or absence of occasional large customer orders, including in particular those placed by the U.S. federal government; (h) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to expand our operations in order to support additional growth in our business; (i) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; and (j) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the period ended December 31, 2013 filed on February 14, 2014 and the Form 10-Q that SolarWinds anticipates filing on or before August 11, 2014. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures. The tables below set forth a reconciliation of each of these non-GAAP measures to a GAAP financial measure that we consider to be most comparable. SolarWinds believes that each of these non-GAAP financial measures provides meaningful supplemental information regarding its performance by excluding certain items that may not be indicative of its core business operations. SolarWinds' management and Board of Directors use certain of these non-GAAP measures to assess operational performance, allocate resources, prepare annual budgets, and determine employee incentive compensation. Accordingly, these measures may provide helpful insight to investors into the motivation and decision-making of management in operating the business. SolarWinds considers free cash flow also to be a liquidity measure that provides important information regarding the cash generated by the business after the purchase of property and equipment that can then be used for, among other things, strategic acquisitions and investments in the business, stock repurchases and funding ongoing operations.

SolarWinds also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.

There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income. In addition, free cash flow does not represent the total increase or decrease in the cash balance for the period.
As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, the most comparable GAAP measures. SolarWinds' management and Board of Directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.
About SolarWinds
SolarWinds (NYSE: SWI) provides powerful and affordable IT management software to customers worldwide from Fortune 500 enterprises to small businesses. In all of our market areas, our approach is consistent. We focus exclusively on IT Pros and strive to eliminate the complexity that they have been forced to accept from traditional enterprise software vendors. SolarWinds delivers on this commitment with unexpected simplicity through products that are easy to find, buy, use and maintain while providing the power to address any IT management problem on any scale. Our solutions are rooted in our deep connection to our user base, which interacts in our thwack® online community to solve problems, share technology and best practices, and directly participate in our product development process. Learn more today at http://www.solarwinds.com.
SolarWinds, SolarWinds & Design and thwack are registered trademarks of SolarWinds or its affiliates. All other SolarWinds marks are the exclusive property of SolarWinds, may be pending registration with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other company and product names mentioned are used only for identification purposes and may be trademarks or registered trademarks of their respective companies.
Copyright © 2014 SolarWinds Worldwide, LLC. All rights reserved.
CONTACTS:

Investors:	Media:
Dave Hafner Phone: 512.682.9867 ir@solarwinds.com	Tiffany Nels Phone: 512.682.9545 pr@solarwinds.com

SolarWinds, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share information)
(Unaudited)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$187,217	$165,973
Short-term investments	14,911	19,327
Accounts receivable, net of allowances of $809 and $473 as of June 30, 2014 and December 31, 2013, respectively	41,785	45,694
Income tax receivable	1,010	1,535
Deferred taxes	8,415	5,410
Prepaid and other current assets	7,274	4,846
Total current assets	260,612	242,785
Property and equipment, net	22,329	9,213
Long-term investments	5,144	11,012
Deferred taxes	549	478
Goodwill	372,980	317,054
Intangible assets and other, net	121,684	125,800
Total assets	$783,298	$706,342
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,605	$7,187
Accrued liabilities and other	30,774	17,716
Income taxes payable	1,913	563
Current portion of deferred revenue	137,795	128,328
Current debt obligations	40,000	40,000
Total current liabilities	216,087	193,794
Long-term liabilities:
Deferred revenue, net of current portion	8,346	6,863
Non-current deferred taxes	6,072	4,975
Other long-term liabilities	22,735	16,816
Total liabilities	253,240	222,448
Commitments and Contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 123,000,000 shares authorized and 75,425,742 and 75,009,620 shares issued and outstanding as of June 30, 2014 and December 31, 2013, respectively	75	75
Additional paid-in capital	252,589	236,481
Accumulated other comprehensive income	1,984	2,953
Accumulated earnings	275,410	244,385
Total stockholders’ equity	530,058	483,894
Total liabilities and stockholders’ equity	$783,298	$706,342

SolarWinds, Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share information)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Revenue:
License	$37,636	$31,217	$73,987	$61,942
Maintenance and other	58,035	45,373	112,956	87,558
Subscription	5,833	929	10,470	929
Total revenue	101,504	77,519	197,413	150,429
Cost of license revenue	4,112	2,856	8,221	5,617
Cost of maintenance and other revenue	3,875	2,766	7,331	5,636
Cost of subscription revenue	2,911	535	5,374	535
Gross profit	90,606	71,362	176,487	138,641
Operating expenses:
Sales and marketing	35,254	20,276	69,234	40,576
Research and development	13,883	8,218	28,023	16,064
General and administrative	23,263	11,554	39,192	21,375
Total operating expenses	72,400	40,048	136,449	78,015
Operating income	18,206	31,314	40,038	60,626
Other income (expense):
Interest income	83	110	161	233
Interest expense	(216)	—	(435)	—
Other income (expense), net	13	(340)	208	(491)
Total other expense	(120)	(230)	(66)	(258)
Income before income taxes	18,086	31,084	39,972	60,368
Income tax expense	4,707	8,287	8,947	14,572
Net income	$13,379	$22,797	$31,025	$45,796
Net income per share:
Basic earnings per share	$0.18	$0.30	$0.41	$0.61
Diluted earnings per share	$0.18	$0.30	$0.41	$0.60
Weighted-average shares used to compute net income per share:
Shares used in computation of basic earnings per share	75,411	75,250	75,308	75,117
Shares used in computation of diluted earnings per share	76,296	76,592	76,245	76,625

SolarWinds, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts and percentages)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
GAAP cost of revenue	$10,898	$6,157	$20,926	$11,788
Amortization of intangible assets (1)	(4,978)	(2,582)	(9,911)	(5,135)
Stock-based compensation expense and related employer-paid payroll taxes (2)	(330)	(138)	(680)	(313)
Restructuring charges (4)	—	(10)	—	(10)
Non-GAAP cost of revenue	$5,590	$3,427	$10,335	$6,330

GAAP gross profit	$90,606	$71,362	$176,487	$138,641
Amortization of intangible assets (1)	4,978	2,582	9,911	5,135
Stock-based compensation expense and related employer-paid payroll taxes (2)	330	138	680	313
Restructuring charges (4)	—	10	—	10
Non-GAAP gross profit	$95,914	$74,092	$187,078	$144,099

GAAP sales and marketing expense	$35,254	$20,276	$69,234	$40,576
Stock-based compensation expense and related employer-paid payroll taxes (2)	(3,144)	(1,570)	(7,103)	(4,440)
Restructuring charges (4)	—	(33)	—	(33)
Non-GAAP sales and marketing expense	$32,110	$18,673	$62,131	$36,103

GAAP research and development expense	$13,883	$8,218	$28,023	$16,064
Stock-based compensation expense and related employer-paid payroll taxes (2)	(1,658)	(1,048)	(3,984)	(2,336)
Restructuring charges (4)	(8)	(8)	(38)	(8)
Non-GAAP research and development expense	$12,217	$7,162	$24,001	$13,720

GAAP general and administrative expense	$23,263	$11,554	$39,192	$21,375
Amortization of intangible assets (1)	(2,609)	(1,953)	(5,235)	(3,838)
Stock-based compensation expense and related employer-paid payroll taxes (2)	(3,475)	(2,501)	(7,634)	(5,114)
Acquisition related adjustments (3)	(1,398)	(554)	(1,395)	(604)
Restructuring charges (4)	(6,899)	(432)	(7,443)	(432)
Non-GAAP general and administrative expense	$8,882	$6,114	$17,485	$11,387

GAAP operating expenses	$72,400	$40,048	$136,449	$78,015
Amortization of intangible assets (1)	(2,609)	(1,953)	(5,235)	(3,838)
Stock-based compensation expense and related employer-paid payroll taxes (2)	(8,277)	(5,119)	(18,721)	(11,890)
Acquisition related adjustments (3)	(1,398)	(554)	(1,395)	(604)
Restructuring charges (4)	(6,907)	(473)	(7,481)	(473)
Non-GAAP operating expenses	$53,209	$31,949	$103,617	$61,210

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
GAAP operating income	$18,206	$31,314	$40,038	$60,626
Amortization of intangible assets (1)	7,587	4,535	15,146	8,973
Stock-based compensation expense and related employer-paid payroll taxes (2)	8,607	5,257	19,401	12,203
Acquisition related adjustments (3)	1,398	554	1,395	604
Restructuring charges (4)	6,907	483	7,481	483
Non-GAAP operating income	$42,705	$42,143	$83,461	$82,889

GAAP other income (expense)	$(120)	$(230)	$(66)	$(258)
Acquisition related adjustments (3)	—	2	—	4
Non-GAAP other income (expense)	$(120)	$(228)	$(66)	$(254)

GAAP income tax expense	$4,707	$8,287	$8,947	$14,572
Income tax effect on non-GAAP exclusions (5)	6,409	2,897	11,831	6,125
Non-GAAP income tax expense	$11,116	$11,184	$20,778	$20,697

GAAP net income	$13,379	$22,797	$31,025	$45,796
Amortization of intangible assets (1)	7,587	4,535	15,146	8,973
Stock-based compensation expense and related employer-paid payroll taxes (2)	8,607	5,257	19,401	12,203
Acquisition related adjustments (3)	1,398	556	1,395	608
Restructuring charges (4)	6,907	483	7,481	483
Tax benefits associated with above adjustments (5)	(6,409)	(2,897)	(11,831)	(6,125)
Non-GAAP net income	$31,469	$30,731	$62,617	$61,938

Non-GAAP diluted earnings per share (6)	$0.41	$0.40	$0.82	$0.81
Weighted-average shares used in computing diluted earnings per share	76,296	76,592	76,245	76,625

Percentage of Revenue:

GAAP gross profit	89.3%	92.1%	89.4%	92.2%
Non-GAAP adjustments (1)(2)(4)	5.2	3.5	5.4	3.6
Non-GAAP gross profit	94.5%	95.6%	94.8%	95.8%

GAAP operating margin	17.9%	40.4%	20.3%	40.3%
Non-GAAP adjustments (1)(2)(3)(4)	24.1	14.0	22.0	14.8
Non-GAAP operating margin	42.1%	54.4%	42.3%	55.1%

GAAP net income	13.2%	29.4%	15.7%	30.4%
Non-GAAP adjustments (1)(2)(3)(4)(5)	17.8	10.2	16.0	10.7
Non-GAAP net income	31.0%	39.6%	31.7%	41.2%

(1)
Amortization of Intangible Assets. We provide non-GAAP information which excludes expenses for the amortization of intangible assets which primarily relate to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.

(2)
Stock-Based Compensation Expense and Related Employer-Paid Payroll Taxes. We provide non-GAAP information which excludes expenses for stock-based compensation and related employer-paid payroll taxes. We believe the exclusion of these items allows for financial results that are more indicative of our continuing operations. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and the related employer-paid payroll taxes, management excludes these expenses when analyzing the organization's business performance.

(3)
Acquisition Related Adjustments. We exclude certain expense items resulting from acquisitions including the following, when applicable: (i) amortization of purchased intangible assets associated with our acquisitions (see Note 1 for further discussion); (ii) legal, accounting and advisory fees to the extent associated with acquisitions; (iii) changes in fair value of contingent consideration; (iv) costs related to due diligence and integrating the acquired businesses; (v) deferred compensation expense related to acquisitions; and (vi) restructuring costs, including adjustments related to changes in estimates, related to acquisitions. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our organic business operations, with respect to each acquisition. We believe that providing non-GAAP information for acquisition related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.

(4)
Restructuring Charges. We provide non-GAAP information that excludes restructuring charges such as severance, relocation and benefits and the estimated costs of exiting and terminating facility lease commitments, including accelerated depreciation on leasehold improvements and fixed assets, as they relate to our corporate restructuring and exit activities. These restructuring charges are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these charges for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.

(5)
Income Tax Effect of Non-GAAP Exclusions. We believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the ongoing performance and future liquidity of our business.

(6)
Non-GAAP Diluted Earnings Per Share Item. We provide non-GAAP diluted earnings per share. The non-GAAP diluted earnings per share amount was calculated based on our non-GAAP net income and the shares used in the computation of GAAP diluted earnings per share.

SolarWinds, Inc.
Reconciliation of Free Cash Flow to GAAP Cash Flows From Operating Activities
(In thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Reconciliation of free cash flow to GAAP cash flows from operating activities:
GAAP cash flows from operating activities	$50,953	$40,712	$93,544	$71,599
Excess tax benefit from stock-based compensation	415	1,516	3,401	6,246
Purchases of property and equipment	(8,139)	(964)	(14,316)	(1,746)
Free cash flow (1)	$43,229	$41,264	$82,629	$76,099
Free cash flow margin (1)	42.6%	53.2%	41.9%	50.6%

(1)
Free Cash Flow. We define free cash flow as cash flows from operating activities plus the excess tax benefit from stock-based compensation and less the purchases of property and equipment. We believe free cash flow is an important liquidity measure that reflects the cash generated by the business after the purchase of property and equipment that can then be used for, among other things, strategic acquisitions and investments in the business, stock repurchases and funding ongoing operations. Free cash flow margin is defined as free cash flow divided by total revenue.

SolarWinds, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Cash flows from operating activities
Net income	$13,379	$22,797	$31,025	$45,796
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,827	5,554	17,722	10,876
Provision for doubtful accounts	125	54	473	127
Stock-based compensation expense	8,592	5,201	18,799	11,542
Deferred taxes	(3,294)	(995)	(4,492)	(2,874)
Excess tax benefit from stock-based compensation	(415)	(1,516)	(3,401)	(6,246)
Premium on investments	—	(634)	—	(613)
Other non-cash expenses	748	752	1,133	738
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	1,808	1,894	3,524	(101)
Income taxes receivable	4,543	(51)	3,078	(36)
Prepaid and other assets	(820)	(165)	(2,574)	405
Accounts payable	(1,104)	(408)	(1,857)	(686)
Accrued liabilities and other	13,485	1,004	12,116	(5,049)
Income taxes payable	(105)	3,999	1,017	7,073
Deferred revenue	2,030	2,988	10,638	10,409
Other long-term liabilities	3,154	238	6,343	238
Net cash provided by operating activities	50,953	40,712	93,544	71,599
Cash flows from investing activities
Purchases of investments	—	(17,288)	—	(17,288)
Maturities of investments	3,515	22,216	10,015	31,495
Purchases of property and equipment	(8,139)	(964)	(14,316)	(1,746)
Purchases of intangible assets	(68)	(58)	(185)	(171)
Acquisition of businesses, net of cash acquired	(63,996)	(120,868)	(63,996)	(120,868)
Net cash used in investing activities	(68,688)	(116,962)	(68,482)	(108,578)
Cash flows from financing activities
Repurchase of common stock	(3,256)	(152)	(9,844)	(4,499)
Exercise of stock options	914	1,652	4,128	5,390
Excess tax benefit from stock-based compensation	415	1,516	3,401	6,246
Net cash provided by (used in) financing activities	(1,927)	3,016	(2,315)	7,137
Effect of exchange rate changes on cash and cash equivalents	(1,456)	803	(1,503)	(966)
Net increase (decrease) in cash and cash equivalents	(21,118)	(72,431)	21,244	(30,808)
Cash and cash equivalents
Beginning of period	208,335	221,325	165,973	179,702
End of period	$187,217	$148,894	$187,217	$148,894
Supplemental disclosure of cash flow information
Cash paid for interest	$148	$—	$330	$—
Cash paid for income taxes	$3,379	$5,214	$8,940	$10,223
Non-cash investing transactions
Purchases of property and equipment included in accrued liabilities	$486	$—	$486	$—